UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2013, Demandware, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Barclays Capital Inc., as representatives of the several underwriters (collectively, the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) relating to an underwritten public offering of 3,310,098 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which 2,500,000 shares will be sold by the Company and 810,098 shares will be sold by the Selling Stockholders. The offering price to the public is $57.00 per share, and the Underwriters have agreed to purchase the Shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $54.435 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $135.7 million (assuming the Underwriters do not exercise their over-allotment option referenced below). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase from the Company up to an additional 496,515 shares of Common Stock to cover overallotments, if any, at the same price per share as the Shares.

The Shares will be issued pursuant to an automatically effective shelf registration statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2013 (File No. 333-192389). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on November 25, 2013, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

A copy of the press release announcing the pricing of the Public Offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated November 19 by and among Demandware, Inc., Goldman, Sachs & Co. and Barclays Capital Inc., as representatives of the several Underwriters, and the Selling Stockholders

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Demandware, Inc. dated November 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: November 19, 2013	By:	/s/ Scott J. Dussault
Scott J. Dussault
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 19 by and among Demandware, Inc., Goldman, Sachs & Co. and Barclays Capital Inc., as representatives of the several Underwriters, and the Selling Stockholders

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Demandware, Inc. dated November 19, 2013